February 17, 2023

Dear River Financial Corporation Shareholder,

I’m pleased to announce that the Board of Directors has declared a dividend payment of 48 cents per share to shareholders of record as of February 17, 2023. This payment represents an 9% increase over the dividend payment payable in 2022. Depending on how your shareholder account is setup, you can expect either a direct deposit or a physical check to be mailed from our stock transfer agent, Computershare, Inc., on Tuesday, February 28, 2023.

If you’d like to review in detail the bank’s most recent financial statements, please visit the SEC website: www.sec.gov/edgar/searchedgar/companysearch.html , and use “River Financial Corp” as the Company Name. If you need any help locating this information, please reach out to Karen Thompson Smith at (334) 290-2704 or InvestorRelations@river.bank .

We also look forward to you joining us at the annual shareholder meeting scheduled for Tuesday, May 16, 2023 at 5:30 pm CST located at The Legends Conference Center in Prattville, AL. Proxy materials will be sent closer to the meeting date.

Thank you for your investment in River Financial Corporation!

Sincerely,

Jimmy Stubbs
Chief Executive Officer

JMS/kts